SECURED PROMISSORY NOTE
(CANADA WORKING CAPITAL)

$375,608.77	August 2, 2018
This SECURED PROMISSORY NOTE (CANADA WORKING CAPITAL) (this “Secured Note”), dated as of August 2, 2018, is made by The Beautiful Group Salons (Canada), Ltd., a British Columbia company (“TBG Canada” or the “Borrower”) in favor of Regis Corp., a Minnesota corporation, for itself and as agent for each of the other Regis Entities (in such capacities, together with its successors and assigns, the “Holder”). This Secured Note shall be secured by the Collateral on the terms and conditions set forth in the Security Documents.
1.    Definitions.
(a)    Certain Capitalized Terms. The terms “Affiliate,” “Bankruptcy Code,” “Collateral,” “Canadian Insolvency Laws,” “Lien,” “Person,” “Security Documents,” “Settlement Agreement,” “Third Party,” “Transaction Agreements,” “UCC,” and “US Dollar,” shall have the respective meanings given to those terms in the Canada Guarantee and Security Agreement.
(b)    Definitions. When used in this Secured Note, the following terms shall have the following respective meanings:
“Canada Guarantee and Security Agreement” shall mean the Canada Guarantee and Security Agreement, of even date herewith, by and among the Holder, as secured party, and the Borrower and TBG IP Holder, LLC, a Delaware limited liability company, as grantors, as amended, supplemented, restated or otherwise modified from time to time.
“Contingent Payment Right” shall have the meaning set forth in Section 3(c) below.
“Default” means any condition or event which with the giving of notice or lapse of time or both would become an Event of Default.
“Event of Default” shall have the meaning set forth in Section 6 below.
“Exchange Date” shall mean the Maturity Date, provided, that, as of such date, the following conditions precedent have occurred: (i) no Default or Event of Default has occurred, (ii) the Borrower and the other TBG Entities have paid all rent and other amounts due and payable under the Sublease and the other Transaction Agreements through the Maturity Date, (iii) all Holder Expenses and all other Note Obligations (other than unpaid principal and accrued interest under this Secured Note and Preparation Expenses) have been paid in full in cash, (iv) all mandatory prepayments in respect of any Monetization Event occurring on or prior to the Maturity Date have been paid in accordance with Section 3(b) below, and (v) the TBG Entities and TBG Holdings shall have executed and delivered the Contingent Payment Right to the Holder.
“Holder Expenses” shall mean (i) all reasonable and documented fees and expenses incurred by the Holder (including the reasonable fees and expenses of counsel) in connection with the enforcement or protection of any of the Holder’s rights and remedies under the Note Documents, including, without limitation, in connection with any work-out, restructuring, or collection of the Note Obligations, any foreclosure on any Collateral, or any bankruptcy or insolvency proceeding filed by or against any TBG Entity or TBG Holdings, and (ii) Preparation Expenses.
“Interest Rate” shall mean the rate per annum equal to LIBOR plus 1.00%.
“LIBOR” shall mean, for an interest period equal to twelve months, the rate per annum determined by the Holder at approximately 11:00 a.m. (London time) on the date that is two business days prior to the commencement of such interest period by reference to the interest settlement rates for deposits in US Dollars for such interest period, as set forth by (i) the ICE Benchmark Administration, (ii) any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (iii) any service selected by the Holder that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates. For purposes of LIBOR, each interest period shall be twelve months, the initial interest period shall commence on the date of this Secured Note, and each subsequent interest period shall commence upon the expiration of the preceding interest period.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, financial condition or results of operations of the TBG Entities taken as a whole; or (b) the ability of the TBG Entities taken as a whole to perform their obligations under the Note Documents.
“Maturity Date” shall mean August 2, 2020.
“Monetization Event” shall mean (i) any sale, lease, exclusive license, exchange, consolidation, merger, corporate reconstruction, amalgamation, demerger, assignment, arrangement, composition, conveyance, or transfer of (x) more than 15%

of the book value of the aggregate assets of any TBG Entity to a Third Party or (y) more than 15% of the equity (whether voting or non-voting) of any TBG Entity to a Third Party, or (ii) any consolidation with or merger or amalgamation of any TBG Entity with or into any Third Party, in each case of clauses (i) or (ii), whether in a single transaction or a series of related transactions, directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to a merger, corporate reconstruction, amalgamation, arrangement, composition, reorganization, dissolution, consolidation, bankruptcy, judicial process, or otherwise.
“Net Proceeds” shall mean the proceeds received by any TBG Entity or TBG Holdings (including, without limitation, any cash received by way of deferred payment pursuant to a note or installment receivable, purchase price adjustment receivable, royalty receivable, or otherwise, and any casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Monetization Event, net of (i) reasonable and customary out-of-pocket fees and expenses incurred by such party in connection therewith (including, without limitation, legal, accounting, and investment banking fees and expenses) and (ii) taxes paid or reasonably estimated to be payable as a result thereof.
“Note Documents” shall mean (i) this Secured Note, (ii) the Canada Guarantee and Security Agreement, (iii) the other Security Documents, and (iv) all other documents, instruments and agreements that govern or secure the Note Obligations, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
“Note Obligations” shall mean all debt, principal, interest, fees, charges, expenses and other amounts, and all obligations, covenants, and duties owing by the Borrower to the Holder of any kind and description under, arising from, or relating to the Note Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all Holder Expenses.
“Paid in Full” or “Payment in Full” shall mean the indefeasible payment in full in US Dollars of all Note Obligations other than indemnification and cost reimbursement obligations for which a claim has not been made; provided, that, any unpaid principal and accrued interest under this Secured Note shall be deemed “Paid in Full” if the Exchange Date has occurred.
“Preparation Expenses” shall mean all fees and expenses incurred by the Holder (including the reasonable fees and expenses of counsel) in connection with the preparation, negotiation, execution, delivery, and recordation of the Settlement Agreement and the Note Documents, not to exceed $75,000 in the aggregate, provided, that, the foregoing cap shall include any and all “Preparation Expenses” payable to Holder by Borrower or any of its Affiliates pursuant to any other agreements entered into on the date hereof, including, without limitation any promissory notes made in favor of Holder.
“Regis Entities” shall mean each of (i) the Holder, (ii) Regis, Inc., a Minnesota corporation, (iii) Regis Holdings (Canada), Ltd., a limited company organized under the laws of Nova Scotia, and (iv) The Barbers, Hairstyling for Men & Women, Inc., a Minnesota corporation.
“Sublease” shall mean the Master Sublease (Canada), dated as of October 1, 2017, by and between Regis Holdings (Canada), Ltd., a limited company organized under the laws of Nova Scotia, as sublessor, and TBG Canada, as subtenant, as amended, supplemented, restated or otherwise modified from time to time.
“TBG Entities” shall mean each of (i) the Borrower; (ii) Archetype Capital Group, LLC, a Delaware limited liability company; (iii) TBG IP Holder, LLC, a Delaware limited liability company; and (iv) any successors or assigns of any of the foregoing entities in clauses (i) through (iii).
“TBG Holdings” shall mean The Beautiful Group Holdings, LLC, a Delaware limited liability company.
2.    Note.
(a)    Note Amount. FOR VALUE RECEIVED, the Borrower hereby unconditionally promises to pay to the order of the Holder the original principal sum of THREE HUNDRED SEVENTY-FIVE THOUSAND SIX HUNDRED EIGHT DOLLARS And SEVENTY-SEVEN CENTS ($375,608.77) (the “Note Amount”), pursuant to the terms and conditions set forth herein.
(b)    Interest Rate; Default Rate. This Secured Note shall bear interest at the Interest Rate from the date hereof until all Note Obligations are Paid in Full. Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.
(c)    Payment of Interest. Interest accrued hereunder shall be due and payable as follows:
(i)     on August 2, 2019, in kind by capitalizing such interest and adding such interest to the principal amount of this Secured Note;

(ii)     on the Maturity Date, in cash, provided, however, that if the Exchange Date has occurred, interest shall be paid in kind by capitalizing such interest and adding such interest to the principal amount of this Secured Note that is incorporated into the Contingent Payment Right; and
(iii)     as provided in Sections 3 and 6 below.
(d)    Payment of Principal. Subject to Sections 3 and 6 below, the principal amount of this Secured Note, together with accrued interest, shall be due and payable in cash in full on the Maturity Date, provided, however, that if the Exchange Date has occurred, this Secured Note shall convert to a Contingent Payment Right as set forth in Section 3(c).
(e)    Form of Payments. All payments hereunder shall be made in US Dollars by wire transfer in immediately available funds to an account designated by the Holder to the Borrower.
(f)     No Set-Off by Borrower. All payments by the Borrower under this Secured Note shall be made without set-off, reduction, or counterclaim of any kind and without any deduction or withholding for any taxes or fees of any nature; provided, however, that if the Borrower shall be required to deduct or withhold any taxes from such payments, then (a) the sum payable shall be increased as necessary so that, after making all required deductions or withholdings (including on amounts payable pursuant to this subsection 2(f)), the Holder receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (b) the Borrower shall make such deductions or withholdings, (c) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law, and (d) the Borrower shall otherwise indemnify and save harmless the Holder from any such taxes (including interest, additions to tax or penalties applicable thereto).
(g)    Interest Act (Canada). For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example), and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest. The Borrower irrevocably agrees not to plead or assert (and to cause each other TBG Entity and TBG Holdings to not plead or assert), whether by way of defence or otherwise, in any proceeding relating to this Secured Note or any other Note Document, that the interest payable under this Secured Note or any other Note Document and the calculation thereof has not been adequately disclosed to the Borrower, each of the other TBG Entities, and TBG Holdings as required pursuant to section 4 of the Interest Act (Canada) or any other applicable law.
3.    Special Payment Provisions.

(a)    Optional Prepayment. The Borrower may prepay the outstanding amount hereof in whole or in part at any time, without premium or penalty, provided that, together with any such prepayment, the Borrower shall pay any and all accrued but unpaid interest on the principal amount so prepaid.
(b)    Mandatory Prepayments.
(i)    The Note Obligations shall be prepaid in cash using 100% of the Net Proceeds of any Monetization Event until the Note Obligations are Paid in Full. All mandatory prepayments of the Note Obligations shall be made no later than five (5) business day after the receipt by the Borrower of such Net Proceeds.
(ii)    All mandatory prepayments of the Note Obligations shall be applied, first, to all Holder Expenses (other than Preparation Expenses, so long as no Event of Default is ongoing) until paid in full, second, to all accrued and unpaid interest until paid in full, third to the unpaid principal amount until paid in full, and fourth, to all other Note Obligations and other amounts payable hereunder.
(c)    Exchange. Upon the occurrence of the Exchange Date, the Borrower shall be entitled to exchange this Secured Note for a contingent payment right in the form attached as Exhibit A hereto (the “Contingent Payment Right”), which Contingent Payment Right shall be payable in an amount equal to all unpaid principal and accrued interest under this Secured Note outstanding as of the Exchange Date. Upon the occurrence of the Exchange Date, (i) this Secured Note shall be deemed Paid in Full (and all Preparation Expenses shall be automatically waived) and the Original Contingent Payment Amount set forth in the Contingent Payment Right shall be equal to all unpaid principal and accrued interest under this Secured Note outstanding as of the Exchange Date; and (ii) this Secured Note (but not the Contingent Payment Right) shall automatically be cancelled and of no further force or effect without any further action of the parties hereto.

4.    Highest Lawful Rate.
(a)    Notwithstanding anything herein to the contrary, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Secured Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Borrower shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Holder in connection with this Secured Note under applicable law.
(b)    If any provision of this Secured Note or of any of the other Note Documents would obligate the Borrower, any other TBG Entity or TBG Holdings to make any payment of interest or other amount payable to the Holder in an amount or calculated at a rate which would result in a receipt by the Holder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not so result in a receipt by the Holder of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to the Holder and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Holder which would constitute "interest" for purposes of Section 347 of the Criminal Code (Canada).
5.    Borrower’s Representations, Warranties and Covenants.
(a)    The Borrower represents and warrants to the Holder that the Borrower is duly incorporated, organized or formed, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, as applicable.
(b)    The Borrower hereby represents and warrants to the Holder that, as of the date hereof, (i) it has all requisite power to own its assets and carry on its business, (ii) it has all requisite power and authority to enter into and deliver this Secured Note and to perform its obligations hereunder and to make them admissible; (iii) the execution, delivery and performance by the Borrower of this Secured Note, and the consummation of all of the transactions contemplated hereby, have been duly and validly authorized by the Borrower; (iv) the execution, delivery, and performance by the Borrower of this Secured Note does not and will not contravene (A) its organizational or constitutional documents, as applicable, (B) any contractual or judicial restriction binding on or affecting the Borrower, or (C) any law, statute, rule or regulation, or order, judgment, injunction or decree of any court, administrative agency or government body applicable to the Borrower, except in cases of clauses (B) or (C), where such contravention would not reasonably be expected to result in a Material Adverse Effect; (v) no authorization, approval, consent of, or filing with any governmental body, department, bureau, agency, public board, authority or other third party is required for the consummation by the Borrower of the transactions contemplated by this Secured Note, other than (x) such authorizations, approvals, consents or filings as have been obtained by the Borrower and (y) the filing of UCC financing statements or other perfection instruments as shall be made on or after the date hereof; and (vi) this Secured Note is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
6.    Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Secured Note:
(a)    the Borrower fails to pay any principal, any accrued interest or any other Note Obligations owing under this Secured Note when due, including, without limitation, pursuant to Section 3(b) above upon the occurrence of a Monetization Event, and such failure continues for twenty (20) calendar days after written notice to the Borrower;
(b)    any failure by any TBG Entity to materially perform or observe any other covenant or agreement under any Transaction Agreement, including, without limitation, the failure to pay any amount in excess of $250,000 when due and payable under any Transaction Agreement, or any failure by TBG Holdings to materially perform or observe any covenant or agreement required to be performed by it under any Note Document to which it is a party;
(c)     any representation, warranty, certification, or statement of fact made or deemed made by the Borrower, any other TBG Entity, or TBG Holdings in any Note Document to which such Person is a party shall be incorrect or misleading in any material respect on the date as of which such representation, warranty, or certification was made;
(d)    (i) the filing of a petition by or against any TBG Entity under any provision of the Bankruptcy Code, any Canadian Insolvency Law or under any similar state, provincial, federal, or foreign law relating to bankruptcy, insolvency or other relief for debtors, or analogous step or procedure for debtors; (ii) the appointment or order for the appointment of a receiver, administrative receiver, interim receiver, receiver and manager, administrator, examiner, monitor, trustee, custodian or liquidator of or for all or any material part of the assets or property of any TBG Entity; (iii) the making of a general assignment for the benefit of creditors by any TBG Entity, or (iv) the admission in writing by any TBG Entity of its inability to, or the failure of any TBG Entity to, generally pay its debts as they become due;
(e)    (i) any Note Document or any Liens in the Collateral granted under the Security Documents shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (for a reason other than due to any action or omission of the Holder or its Affiliates), (ii) any TBG Entity, TBG Holdings, or any other Person shall contest in any manner the validity or enforceability of any Note Document to which such Person is a party or such Liens, (iii) any TBG Entity, TBG Holdings, or any other Person shall deny that it has any further liability or obligation under any Note Document to which such Person is a party, or (iv) the Holder shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents (for a reason other than due to any action or omission of the Holder or its Affiliates);
(f)    if a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $250,000 shall be rendered against any TBG Entity and shall remain unsatisfied and unstayed for a period of thirty (30) days or more; or
(g)     if any material portion of any TBG Entity’s assets or the Collateral is attached, seized, expropriated, acquired by compulsory purchase, subjected to a writ or distress warrant, or is levied upon and such attachment, seizure, expropriation, nationalization, intervention, restriction, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, (ii) if a judgment or other claim becomes a Lien upon any material portion of any TBG Entity’s assets or the Collateral or (iii) if a notice of Lien, levy, or assessment is filed of record with respect to any TBG Entity’s assets or the Collateral by the United States or Canadian government, or any department, agency or instrumentality thereof, or by any state, provincial, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after such TBG Entity or TBG Holdings receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such TBG Entity or TBG Holdings.
7.    Remedies Upon an Event of Default.
(a)    Acceleration. Upon the occurrence of any Event of Default, the Holder, at its sole option, may by notice to the Borrower, declare the unpaid principal amount of this Secured Note, all interest accrued and unpaid hereon, all other Note Obligations, and all other amounts payable hereunder (i) to be immediately due and payable, whereupon the unpaid principal amount of this Secured Note, all such interest, all other Note Obligations, and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind; or (ii) to be due and payable in immediately available funds on the first business day of each calendar month on such terms as reasonably determined by the Holder in its sole discretion, whereupon the unpaid principal amount of this Secured Note, all such interest, all other Note Obligations, and all such other amounts shall become due and payable in accordance with such terms, without presentment, demand, protest or further notice of any kind, without prejudice to the Holder’s ability to make the declarations in clause (i) upon a subsequent Event of Default; provided, however, that upon the occurrence of an Event of Default described in Section 6(d) above, all obligations of the Borrower to the Holder under this Secured Note shall be automatically and immediately due and payable without any action or notice by the Holder.
(b)    Exercise of Remedies. Upon the occurrence of an Event of Default, the Holder shall have the rights and remedies of a secured party as permitted by law, including, without, limitation, all rights and remedies set forth in the Security Documents.
8.    Certain Waivers. The Borrower hereby waives diligence, demand, presentment, protest or further notice of any kind.
9.    No Waiver. No course of dealing between the Borrower and the Holder shall operate as a waiver of any of the Holder’s rights under this Secured Note. No single or partial exercise of any power under this Secured Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of the Holder in exercising any right under this Secured Note shall operate as a waiver of such right or any other right hereunder.
10.    Notices; Jurisdiction; Venue. Section 9 (Notices), Section 10(h) (Jurisdiction), Section 10(i) (Venue) of the Canada Guarantee and Security Agreement shall apply to this Secured Note, mutatis mutandis.
11.    Successors and Assigns. This Secured Note shall be binding on the Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of the Holder, any permitted future holder of this Secured Note and their respective permitted successors and assigns. The Borrower may not assign or transfer this Secured Note or any of its obligations hereunder without the prior written consent of the Holder. The Holder may not assign or transfer this Secured Note or any of its rights or benefits hereunder to any other party without the prior written consent of the Borrower.

12.    Amendments. None of the provisions of this Secured Note may be amended except pursuant to a written agreement signed by the Borrower and the Holder.
13.    Severability. If any term or provision of this Secured Note shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions hereof.
14.    Governing Law. This Secured Note shall be governed by, and construed in accordance with, the law of the State of DELAWARE WITHOUT REGARD TO CONFLICTS-oF-LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
15.    Holder Expenses. Subject to Section 3(c), the Borrower shall pay or reimburse all Holder Expenses to the Holder on the Maturity Date.
16.     Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert any amount owing or payable to the Holder under this Secured Note from the currency in which it is due (the “Agreed Currency”) into a particular currency (the “Judgment Currency”), the rate of exchange applied in that conversion shall be that at which the Holder in accordance with its normal procedures, could purchase the Agreed Currency with the Judgment Currency at or about noon on the business day immediately preceding the date on which judgment is given. The obligation of the Borrower in respect of any amount owing or payable under this Secured Note to the Holder in the Agreed Currency shall, notwithstanding any judgment and payment in the Judgment Currency, be satisfied only to the extent that the Holder in accordance with its normal procedures, could purchase the Agreed Currency with the amount of the Judgment Currency so paid at or about noon on the next business day following that payment; and if the amount of the Agreed Currency which the Holder could so purchase is less than the amount originally due in the Agreed Currency, the Borrower shall, as a separate obligation and notwithstanding the judgment or payment, indemnify the Holder against any loss; provided, however, that to the extent the amount of Agreed Currency which the Holder could so purchase is greater than the amount due in the Agreed Currency, the Holder shall, notwithstanding the judgement or payment made by the Borrower, promptly reimburse and pay to the Borrower, in cash in the Agreed Currency, the amount of such excess and all of such obligations hereunder and under the judgment shall be deemed paid and satisfied. For purposes of this Section 16, the Holder agrees that, as part of its normal procedures with respect to currency conversion, it shall use commercially reasonable efforts to obtain the highest available exchange rate in the conversion of currency as set forth herein.
17.    Survival. The Borrower’s obligations under Section 2(f) and Section 16, together with Section 3(c), of this Secured Note, shall survive any assignment of rights by the Holder, and the termination, satisfaction or discharge of all Note Obligations.
[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has duly executed this Secured Note under seal as of the date first above written.
BORROWER
The Beautiful Group Salons (Canada), Ltd.

By:________________________________
Name:______________________________
Title:_______________________________

EXHIBIT A
CONTINGENT PAYMENT RIGHT
(CANADA WORKING CAPITAL)
This CONTINGENT PAYMENT RIGHT (CANADA WORKING CAPITAL) (this “Contingent Payment Right”), dated as of [___________], 2020, is made by (i) The Beautiful Group Salons (Canada), Ltd., a British Columbia company, (ii) Archetype Capital Group, LLC, a Delaware limited liability company; (iii) TBG IP Holder, LLC, a Delaware limited liability company (collectively, the “Payors” and each, a “Payor”) and, (iv) solely for purposes of Section 2(a), The Beautiful Group Holdings, LLC, a Delaware limited liability company (“TBG Holdings”), in favor of Regis Corp., a Minnesota corporation, for itself and as agent for each of the other Regis Entities (in such capacities, together with its successors and assigns, the “Payee”).
1.    Definitions. When used in this Contingent Payment Right, the following terms shall have the following respective meanings:
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Contingent Payment Amount” shall mean (x) the Original Contingent Payment Amount plus (y) interest on the Original Contingent Payment Amount at the Interest Rate from the date of this Contingent Payment Right, computed on the basis of a year of 360 days and the actual number of days elapsed and compounded annually on each yearly anniversary of the date of this Contingent Payment Right, plus (z) Payee Expenses.
“Interest Rate” shall mean the rate per annum equal to LIBOR plus 1.00%.
“LIBOR” shall mean, for an interest period equal to twelve months, the rate per annum determined by the Payee at approximately 11:00 a.m. (London time) on the date that is two business days prior to the commencement of such interest period by reference to the interest settlement rates for deposits in United States dollars for such interest period, as set forth by (i) the ICE Benchmark Administration, (ii) any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (iii) any service selected by the Payee that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates. For purposes of LIBOR, each interest period shall be twelve months, the initial interest period shall commence on the date of this Contingent Payment Right, and each subsequent interest period shall commence upon the expiration of the preceding interest period.
“Monetization Event” shall mean (i) any sale, lease, exclusive license, exchange, consolidation, merger, corporate reconstruction, amalgamation, demerger, assignment, arrangement, composition, conveyance, or transfer of (x) more than 15% of the book value of the aggregate assets of any TBG Entity to a Third Party or (y) more than 15% of the equity (whether voting or non-voting) of any TBG Entity to a Third Party, or (ii) any consolidation with or merger or amalgamation of any TBG Entity with or into any Third Party, in each case of clauses (i) or (ii), whether in a single transaction or a series of related transactions, directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to a merger, corporate reconstruction, amalgamation, arrangement, composition, reorganization, dissolution, consolidation, bankruptcy, judicial process, or otherwise.
“Net Proceeds” shall mean the proceeds received by any TBG Entity or TBG Holdings (including, without limitation, any cash received by way of deferred payment pursuant to a note or installment receivable, purchase price adjustment receivable, royalty receivable, or otherwise, and any casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Monetization Event, net of (i) reasonable and customary out-of-pocket fees and expenses incurred by such party in connection therewith (including, without limitation, legal, accounting, and investment banking fees and expenses) and (ii) taxes paid or reasonably estimated to be payable as a result of thereof.
“Original Contingent Payment Amount” shall mean $[____________].
“Payee Expenses” shall mean all reasonable and documented fees and expenses incurred by the Payee (including the reasonable fees and expenses of counsel) in connection with the enforcement or protection of any of the Payee’s rights and remedies under this Contingent Payment Right, including, without limitation, in connection with any work-out, restructuring, or collection of the obligations hereunder, or any bankruptcy or insolvency proceeding filed by or against any TBG Entity or TBG Holdings.
“Person” shall mean any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state, provincial, or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

“Regis Entities” shall mean each of (i) the Payee, (ii) Regis, Inc., a Minnesota corporation, (iii) Regis Holdings (Canada), Ltd., a limited company organized under the laws of Nova Scotia, and (iv) The Barbers, Hairstyling for Men & Women, Inc., a Minnesota corporation.
“TBG Entities” shall mean each of the Payors and their respective successors or assigns.
“Third Party” shall mean any Person that is not a TBG Entity or an Affiliate of a TBG Entity.
2.    Contingent Payment Right.
(a)    Amount. FOR VALUE RECEIVED, the Payors and TBG Holdings, jointly and severally, hereby unconditionally promise to pay to the Payee, upon each Monetization Event occurring on or before [_____________], 2023, an amount equal to 15% of the Net Proceeds of such Monetization Event; provided, that the amount payable under this Contingent Payment Right (aggregated over all such Monetization Events) shall not exceed the Contingent Payment Amount. All payments hereunder shall be made in United States dollars by wire transfer in immediately available funds to an account designated by the Payee to the Payors.
(b)     Application of Payments. All payments hereunder shall be applied as follows: first, to all Payee Expenses until paid in full in cash, second, to all unpaid interest accrued since the most recent yearly anniversary of the date of this Contingent Payment Right until paid in full in cash, and third to the remaining Contingent Payment Amount.
(c)    No Set-Off by Payors. All payments by the Payors under this Contingent Payment Right shall be made without set-off, reduction, or counterclaim of any kind and without any deduction or withholding for any taxes or fees of any nature; provided, however, that if any Payor shall be required to deduct or withhold any taxes from such payments, then (a) the sum payable shall be increased as necessary so that, after making all required deductions or withholdings (including on amounts payable pursuant to this subsection 2(c)), the Payee receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (b) such Payor shall make such deductions or withholdings, (c) such Payor shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law, and (d) the Payors shall, jointly and severally, otherwise indemnify and save harmless the Payee from any such taxes (including interest, additions to tax or penalties applicable thereto).
3.    Successors and Assigns. This Contingent Payment Right shall be binding on each Payor and its successors and assigns, and shall be binding upon and inure to the benefit of the Payee, any permitted future holder of this Contingent Payment Right and their respective permitted successors and assigns. No Payor may assign or transfer this Contingent Payment Right or any of its obligations hereunder without the prior written consent of the Payee. The Payee may not assign or transfer this Contingent Payment Right or any of its rights or benefits hereunder to any other party without the prior written consent of the Payors.
4.    Amendments. None of the provisions of this Contingent Payment Right may be amended except pursuant to a written agreement signed by the Payors and the Payee.
5.    Governing Law. This CONTINGENT PAYMENT RIGHT shall be governed by, and construed in accordance with, the law of the State of DELAWARE WITHOUT REGARD TO CONFLICTS-oF-LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
6.     Interest Act (Canada). For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example), and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest. Each Payor and TBG Holdings irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to this Contingent Payment Right, that the interest payable under this Contingent Payment Right and the calculation thereof has not been adequately disclosed to the Payors, each of the TBG Entities, and TBG Holdings as required pursuant to section 4 of the Interest Act (Canada) or any other applicable law.
7.     Highest Lawful Rate.
(a)    Notwithstanding anything herein to the contrary, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Contingent Payment Right, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, no Payor shall be obligated to pay, and the Payee shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful

Rate. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Payee in connection with this Contingent Payment Right under applicable law.
(b)    If any provision of this Contingent Payment Right would obligate any Payor or TBG Holdings to make any payment of interest or other amount payable to the Payee in an amount or calculated at a rate which would result in a receipt by the Payee of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not so result in a receipt by the Payee of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to the Payee and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Payee which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).
8.     Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert any amount owing or payable to the Payee under this Contingent Payment Right from the currency in which it is due (the “Agreed Currency”) into a particular currency (the “Judgment Currency”), the rate of exchange applied in that conversion shall be that at which the Payee in accordance with its normal procedures, could purchase the Agreed Currency with the Judgment Currency at or about noon on the business day immediately preceding the date on which judgment is given. The obligation of the Payors in respect of any amount owing or payable under this Contingent Payment Right to the Payee in the Agreed Currency shall, notwithstanding any judgment and payment in the Judgment Currency, be satisfied only to the extent that the Payee in accordance with its normal procedures, could purchase the Agreed Currency with the amount of the Judgment Currency so paid at or about noon on the next business day following that payment; and if the amount of the Agreed Currency which the Payee could so purchase is less than the amount originally due in the Agreed Currency, the Payors shall, jointly and severally, as a separate obligation and notwithstanding the judgment or payment, indemnify the Payee against any loss; provided, however, that to the extent the amount of Agreed Currency which the Payee could so purchase is greater than the amount due in the Agreed Currency, the Payee shall, notwithstanding the judgement or payment made by a Payor, promptly reimburse and pay to such Payor, in cash in the Agreed Currency, the amount of such excess and all of such obligations hereunder and under the judgment shall be deemed paid and satisfied. For purposes of this Section 8, the Payee agrees that, as part of its normal procedures with respect to currency conversion, it shall use commercially reasonable efforts to obtain the highest available exchange rate in the conversion of currency as set forth herein..
9.    Survival. The Payors’ obligations under subsection 2(c) and Section 8 of this Contingent Payment Right shall survive any assignment of rights by the Payee, and the termination, satisfaction or discharge of all obligations under this Contingent Payment Right.
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IN WITNESS WHEREOF, each Payor has duly executed this Contingent Payment Right under seal as of the date first above written.
PAYORS
The Beautiful Group Salons (Canada), Ltd.

By:________________________________
Name:______________________________
Title:_______________________________

Archetype Capital Group, LLC

By:________________________________
Name:______________________________
Title:_______________________________

TBG IP Holder, LLC

By:________________________________
Name:______________________________
Title:_______________________________

Solely For Purposes of Section 2(a):
TBG HOLDINGS
The Beautiful Group Holdings, LLC

By:________________________________
Name:______________________________
Title:_______________________________